                                  SCHEDULE 14A

                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PENWEST, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 PENWEST, LTD.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:

     ---------------------------------------------------------------------------
     2) Form, schedule or registration statement no.:
        Definitive Proxy Statement and Form of Proxy
     ---------------------------------------------------------------------------
     3) Filing Party:
        Registrant
     ---------------------------------------------------------------------------
     4) Date Filed:
        December 12, 1995
     ---------------------------------------------------------------------------

-----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 PENWEST, LTD.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 23, 1996

                            ------------------------

To the Shareholders:

    The annual meeting of shareholders of PENWEST, LTD. will be held at the Seattle Art Museum, 100 University Street, Seattle, Washington, on January 23, 1996, at 10:30 a.m., for the following purposes:

        1.  To elect three directors;

        2. To approve the PENWEST, LTD. Stock Option Plan for Non-Employee Directors;

        3.  To approve an amendment to the PENWEST, LTD. 1994 Stock Option Plan;

        4. To ratify the selection of Ernst & Young LLP as independent auditors for the current fiscal year; and

        5. To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on November 28, 1995 are entitled to notice of, and to vote at, the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                  [SIGNATURE]

                                          JENNIFER L. GOOD
                                          SECRETARY
December 12, 1995

                                   IMPORTANT

  Whether or not you plan to attend the meeting, please sign, date and return promptly the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States. PROMPTLY SIGNING, DATING AND RETURNING THE PROXY WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                                     [LOGO]
                              BELLEVUE, WASHINGTON
                               December 12, 1995

Dear Shareholders:

    You are cordially invited to attend the annual meeting of shareholders of PENWEST, LTD. to be held on Tuesday, January 23, 1996, at 10:30 a.m. at the Seattle Art Museum, 100 University Street, Seattle, Washington.

    Information concerning the business to be conducted at the meeting is contained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The principal business of the meeting will be (1) to elect three directors, (2) to approve the PENWEST, LTD. Stock Option Plan for Non-Employee Directors, (3) to approve an amendment to the PENWEST, LTD. 1994 Stock Option Plan, and (4) to ratify the selection of independent auditors for the Company. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR: (1) MANAGEMENT'S NOMINEES FOR DIRECTORS, (2) APPROVAL OF THE PENWEST, LTD. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, (3) APPROVAL OF THE AMENDMENT TO THE PENWEST, LTD. 1994 STOCK OPTION PLAN, AND (4) RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

    Please read the enclosed proxy material carefully. We encourage you to attend the meeting, but whether or not you plan to attend, please sign, date and return promptly the enclosed proxy in the enclosed envelope.

                                          Very truly yours,

                                  [SIGNATURE]

                                          TOD R. HAMACHEK
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 PENWEST, LTD.
                      777 - 108TH AVENUE N.E., SUITE 2390
                        BELLEVUE, WASHINGTON 98004-5193

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PENWEST, LTD. ("PENWEST" or the "Company") to be voted at the annual meeting of the shareholders of the Company to be held at 10:30 a.m. on January 23, 1996. Shareholders who execute proxies may revoke them at any time prior to their exercise by delivering a written revocation to the Secretary of the Company, submission of a proxy with a later date or voting in person at the meeting. These proxy materials, together with the Company's annual report to shareholders, are being mailed to shareholders on or about December 12, 1995.

    Shareholders of record at the close of business on November 28, 1995 will be entitled to vote at the meeting on the basis of one vote for each share held. On November 28, 1995, there were outstanding 6,774,496 shares of common stock of the Company (net of 1,832,752 treasury shares).

1.  ELECTION OF DIRECTORS

    The Board of Directors, which consists of nine members as authorized by the Company's Bylaws, is divided into three classes. Directors in each class are elected for a three-year term. This year, Messrs. Engebrecht, Parzybok and Street, all of whom are current directors, have been nominated to be reelected for a term that expires at the annual meeting of shareholders to be held in 1999. The Board of Directors recommends a vote for their reelection, and unless a shareholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

    Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated to fill any such vacancy by the Board of Directors.

    The directors shall be elected by a plurality of the votes represented in person or by proxy at the meeting. Shares held by persons who abstain from voting on the election and broker "non-votes" will not be counted in the election.

    NOMINEES FOR REELECTION

    RICHARD E. ENGEBRECHT, 68, has served as a director of the Company since 1983. Mr. Engebrecht was Chairman of Momentum Corporation, a distributor of graphic arts, photographic, upholstery and bedding supplies ("Momentum"), from 1990 to September 1994 and was its Chief Executive Officer from 1990 until his retirement in 1992. He was President and Chief Executive Officer of VWR
Scientific Products Co., a distributor of laboratory equipment and supplies ("VWR"), from 1986 to 1990. He is also a director of PrimeSource Corporation, Univar Corporation and VWR.

    WILLIAM G. PARZYBOK, JR., 53, has served as a director of the Company since August 1993. Mr. Parzybok has served as Chairman of the Board and Chief Executive Officer of Fluke Corporation, a manufacturer of electronic test and measurement instruments, since 1991. He was Vice President and General Manager of Engineering Applications Group of Hewlett-Packard Company from 1988 to 1991.

    WILLIAM K. STREET, 65, has served as a director of the Company since 1983. Mr. Street is President of The Ostrom Company, growers and distributors of mushrooms. In 1989 Mr. Street filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code to address a liability resulting from his personal guarantee of a United States government loan made to The Ostrom Company. The reorganization under Chapter 11 was dismissed by the court on August 7, 1992. He is also a director of Univar Corporation.

    CONTINUING DIRECTORS -- TERM EXPIRES 1997

    HARRY MULLIKIN, 68, has served as a director of the Company since 1990. Mr. Mullikin has served as Chairman Emeritus of Westin Hotels and Resorts since 1989 and was its Chairman of the Board from 1981 to 1989 and Chief Executive Officer from 1977 to 1989. He is also a director of Seafirst Corporation and its subsidiary, Seattle-First National Bank.

    N. STEWART ROGERS, 65, has served as Chairman of the Board of Directors of the Company since 1990 and as a director since 1983. Mr. Rogers was Senior Vice President of Univar Corporation, a distributor of industrial and agricultural chemicals ("Univar"), from 1989 to 1992. He is also a director of Fluke Corporation, Univar, U.S. Bancorp and VWR. Mr. Rogers is the brother-in-law of Mr. Wiborg, a director of the Company, and the father-in-law of Jeffrey T. Cook, the Vice President, Finance and Chief Financial Officer of the Company.

    PAUL H. HATFIELD, 59, has served as a director of the Company since October 1994. Mr. Hatfield served as a Vice President of the Ralston-Purina Company ("Ralston") and as President and Chief Executive Officer of Ralston's wholly-owned subsidiary, Protein Technologies, Inc., from 1988 to December 1994. He is also a director of Petrolite Corporation.

    CONTINUING DIRECTORS -- TERM EXPIRES 1998

    TOD R. HAMACHEK, 49, has served as President and Chief Executive Officer of the Company since 1985 and as a director since 1983. Mr. Hamachek is also a director of DEKALB Genetics Corporation and Northwest Natural Gas Company.

    SALLY G. NARODICK, 50, has served as a director of the Company since August 1993. Ms. Narodick has served as Chairman and Chief Executive Officer of Edmark Corp., an educational software company, since 1989. She is also a director of Pacific Northwest Bank and Washington Energy Company.

    JAMES H. WIBORG, 71, has served as a director of the Company since 1983. Mr. Wiborg has served as Chairman of the Board of Univar since 1983. He was Vice Chairman of the Board and Chief Strategist of Momentum from 1990 to September 1994. He was Chief Strategist of Univar and VWR from 1986 to 1990. He is also a director of PACCAR, Inc., PrimeSource Corporation and VWR. Mr. Wiborg is the brother-in-law of N. Stewart Rogers, the Chairman of the Board of Directors of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of November 28, 1995, regarding the beneficial ownership of the Company's common stock by any person known to the Company to be the beneficial owner of more than five percent of such outstanding common stock, by the directors including the Company's Chief Executive Officer, by the four other highest paid executive officers, and by the directors and executive officers as a group.

                                                                           AMOUNT AND NATURE OF
                                                                           BENEFICIAL OWNERSHIP
                                                                                    OF              PERCENT
NAME                                                                         COMMON STOCK (1)       OF CLASS
------------------------------------------------------------------------  ----------------------  ------------
Jeffrey T. Cook.........................................................           148,387(2)            2.2%
Richard E. Engebrecht...................................................            64,944               1.0
Tod R. Hamachek.........................................................           281,522               4.2
Paul H. Hatfield........................................................             7,541                 *
Harry Mullikin..........................................................            10,960                 *
Sally G. Narodick.......................................................             1,460                 *
Franklin E. Olsen, Jr...................................................           113,332               1.7
William G. Parzybok, Jr.................................................             1,460                 *
H. Thomas Reed..........................................................           168,438               2.5
N. Stewart Rogers.......................................................           130,209(3)            1.9
William K. Street.......................................................            31,588(4)              *
James H. Wiborg.........................................................           366,442(5)            5.4
Robert G. Widmaier......................................................            17,310                 *
All directors and executive officers as a group (18 persons)............         1,593,435              23.5

------------------------
 *  Represents less than 1%.

(1) Unless otherwise indicated, beneficial ownership represents sole voting and investment power. Includes shares that may be acquired within 60 days through the exercise of stock options, as follows: Mr. Hamachek, 200,992; Mr. Olsen, 69,917; Mr. Reed, 112,500; and all directors and executive officers as a group, 393,257.

(2) Includes 67,500 shares held in irrevocable trusts for which Mr. Cook shares voting and investment power.

(3) Includes 11,538 shares held in irrevocable trusts for which Mr. Rogers has sole voting and investment power.

(4) Includes 28,128 shares owned by Mr. Street's spouse as to which Mr. Street disclaims beneficial ownership.

(5) Includes 10,800 shares owned by the University of Puget Sound and 31,382 shares held in certain Laird Norton trusts over which Mr. Wiborg shares voting and investment power.

                   COMMITTEES OF THE BOARD AND DIRECTOR FEES

    The Board of Directors has the following standing committees:

       AUDIT AND ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE -- This committee consists of Messrs. Engebrecht (Chairperson), Hatfield and Street and Ms. Narodick. The committee recommends to the Board the selection of the independent auditors, reviews the proposed scope of the independent audit, reviews the annual financial statements and the independent auditor's report, reviews the independent auditor's recommendations relating to accounting, internal controls and other matters, reviews internal controls and accounting procedures with management, approves policies relating to environmental, health and safety matters, and resolves conflict of interest issues.

       COMPENSATION AND BENEFITS COMMITTEE -- This committee consists of Messrs. Mullikin (Chairperson), Hatfield, Parzybok and Wiborg. The committee reviews current remuneration of the directors and the executive officers of the Company and makes recommendations to the Board regarding appropriate periodic adjustments of such amounts. The committee also makes recommendations regarding the Company's benefit plans, the bonus plan and the grants of stock options to officers and employees under the Company's stock option plan.

       EXECUTIVE COMMITTEE -- This committee consists of Messrs. Wiborg (Chairperson), Engebrecht, Hamachek and Rogers. The committee is authorized to exercise all powers and authority of the Board with certain exceptions.

       NOMINATING COMMITTEE -- This committee consists of Messrs. Hatfield (Chairperson) and Parzybok and Ms. Narodick. The committee proposes nominees for election by the shareholders at each annual meeting and candidates to fill any vacancies. The Company's Restated Articles of Incorporation allow a majority of disinterested directors (generally, directors who are not affiliated with any shareholder owning 5% or more of the Company's outstanding voting stock) or persons beneficially owning 1% or more of the outstanding shares of voting stock when cumulative voting is in effect as a result of a shareholder owning 40% or more of the Company's outstanding voting stock to nominate candidates for election as a director and to have information relating to such nominees included in the Company's proxy statement. The procedures to be followed in the case of any such nomination are set forth in the Bylaws of the Company. The committee also makes recommendations for other committee appointments.

       PENSION COMMITTEE -- This committee consists of Ms. Narodick (Chairperson) and Messrs. Mullikin, Rogers and Street. The committee makes recommendations to the Board regarding the Company's retirement plans, directs the investment, directly or indirectly through trustees or investment managers, of the assets of such plans and reviews investment manager performance.

    The Audit and Environmental, Health and Safety Committee met three times, the Compensation and Benefits Committee (formerly the Compensation Committee) met five times, the Executive Committee did not meet, the Nominating Committee met one time, the Pension Committee (formerly the Pension and Benefits Committee) met one time, and the Board of Directors met five times during the fiscal year ended August 31, 1995. All directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which they served.

    Non-employee directors were compensated during the last fiscal year as follows:

Annual retainer for Chairman of the Board of Directors....................  $  30,000
Annual retainer as a director.............................................      9,000
Annual retainer as Chairman of the Executive Committee....................      4,000
Annual retainer as Chairman of all other standing committees..............      2,000
Fee for each meeting of the of Board of Directors attended................      1,000
Fee for each meeting of the Board of Directors attended when held out of
 state of director's residence............................................      2,000
Fee for Chairman of each standing committee for each meeting attended.....      1,000
Fee for member of Executive Committee for each meeting attended...........      1,000
Fee for member of other standing committees for each meeting attended.....      1,000
Reimbursement for all reasonable expenses incurred in attending Board or committee meetings

Under a deferred compensation plan, non-employee directors may elect to defer with interest all or part of such compensation.

    In addition, non-employee directors receive restricted stock under a restricted stock plan. The plan provides that every three years, commencing on September 1, 1993, each non-employee director will be awarded $18,000 worth of common stock of the Company, based on the last reported sale price of the stock on the preceding trading day. A person who becomes a non-employee director after a September 1 on which an award was made will be awarded the number of shares determined by dividing the amount equal to $18,000 minus the product of $600 times the number of months since such September 1 by the last reported sale price of the stock on the trading day next preceding the award date. A non-employee director may sell or otherwise transfer one-third of the shares covered by an award on each anniversary of the date of the award. If a non-employee director ceases to be a director before the restrictions against transfer have lapsed with respect to any shares, then, except in certain circumstances, the director must forfeit such shares.

                             EXECUTIVE COMPENSATION

    Compensation paid by the Company during fiscal years 1995, 1994 and 1993 for the Chief Executive Officer and the other four most highly compensated executive officers is set out in the following table.

                           SUMMARY COMPENSATION TABLE

                                                                                       OTHER ANNUAL      ALL OTHER
                                                      FISCAL     SALARY      BONUS     COMPENSATION    COMPENSATION
NAME AND PRINCIPAL POSITION                            YEAR        ($)      ($)(1)        ($)(2)          ($)(3)
---------------------------------------------------  ---------  ---------  ---------  ---------------  -------------
Tod R. Hamachek
 President and Chief Executive Officer.............       1995    315,000    314,967         2,915          49,989
                                                          1994    306,250    275,266           932          28,435
                                                          1993    294,000    243,939           932          51,394
H. Thomas Reed
 Vice President....................................       1995    208,000    158,906         2,237          33,219
                                                          1994    202,271    112,774           608          19,603
                                                          1993    194,250    134,812           608          33,383
Franklin E. Olsen, Jr.
 Vice President, Employee Relations and Secretary
 (4)...............................................       1995    148,000     91,067         1,999          25,537
                                                          1994    142,200     87,375             0          15,488
                                                          1993    135,500     69,186           620          28,086
Jeffrey T. Cook
 Vice President, Finance and Chief Financial
 Officer...........................................       1995    142,000     87,375             0           9,477
                                                          1994    133,250     76,362             0           9,899
                                                          1993    121,000     61,783             0          10,852
Robert G. Widmaier
 Vice President, Technical Director and Chief
 Innovation Officer................................       1995    131,000     80,607           176          10,895
                                                          1994    122,250     70,447            15           9,222
                                                          1993    110,000     56,166            15          12,199

------------------------
(1) Reflects bonuses earned during the fiscal year, but paid in the next fiscal year.

(2) These   amounts  represent  the  portion  of  interest  earned  on  deferred compensation above 120% of the applicable federal rate.

(3) These amounts represent the Company's matching and profit sharing contributions under the PENWEST Savings and Stock Ownership Plan and premiums paid on behalf of the named executive officers for supplemental life and disability insurance plans.

(4) Mr. Olsen retired as an executive officer of the Company as of August 31, 1995.

    The Company has a stock option plan pursuant to which options to purchase common stock are granted to officers and key employees of the Company. The following tables show stock option grants and exercises in fiscal year 1995 to or by the named executive officers of the Company, and year-end values of unexercised options and stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential
                                               Individual Grants                   Realizable Value
                                -----------------------------------------------   at Assumed Annual
                                NUMBER OF    % OF TOTAL                                 Rates
                                SECURITIES    OPTIONS                               of Stock Price
                                UNDERLYING   GRANTED TO                              Appreciation
                                 OPTIONS     EMPLOYEES    EXERCISE                for Option Term(1)
                                 GRANTED     IN FISCAL     PRICE     Expiration   ------------------
NAME                              (#)(2)        YEAR       ($/Sh)       Date      5% ($)    10% ($)
------------------------------  ----------   ----------   --------   ----------   -------  ---------
Tod R. Hamachek...............         0        0          --            --             0          0
H. Thomas Reed................         0        0          --            --             0          0
Franklin E. Olsen, Jr.........         0        0          --            --             0          0
Jeffrey T. Cook...............    35,000      12.9        21.00(3)    5/5/2005    462,350  1,171,450
Robert G. Widmaier............    32,000      11.8        21.00(3)    5/5/2005    422,720  1,071,040

------------------------
(1) Potential realizable value is based on the assumption that the stock price of the Company's common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) The options were granted pursuant to the PENWEST, LTD. 1994 Stock Option Plan. This plan is administered by the Compensation and Benefits Committee of the Board of Directors, which determines to whom the options are granted, the number of shares subject to each option, the vesting schedule and the exercise price. These options vest in equal annual installments over four years commencing on the sixth anniversary of the date of grant and expire after ten years.

(3) The options were granted on April 25, 1995, at an exercise price equal to fair market value of a share of PENWEST common stock on the date of grant.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF              VALUE OF UNEXERCISED
                                     SHARES                 UNEXERCISED OPTIONS/SARS   IN-THE-MONEY OPTIONS/SARS
                                    ACQUIRED      VALUE      AT FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(2)
                                   ON EXERCISE  REALIZED   --------------------------  --------------------------
NAME                                   (#)       ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------------  -----------  ---------  -----------  -------------  -----------  -------------
Tod R. Hamachek..................           0           0     200,992        56,250      3,447,263     1,106,438
H. Thomas Reed...................      11,000     198,840     112,500        37,500      1,875,375       625,125
Franklin E. Olsen, Jr............           0           0      69,917             0      1,195,267             0
Jeffrey T. Cook..................           0           0       3,750        66,250          8,438       221,563
Robert G. Widmaier...............           0           0       4,500        66,500         10,126       211,875

------------------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.

(2) Values are calculated by subtracting the exercise price from the fair market value of the stock as of fiscal year-end.

                              RETIREMENT BENEFITS

                                   YEARS OF SERVICE
    COVERED       --------------------------------------------------
COMPENSATION (1)      20           25           30           35
----------------  -----------  -----------  -----------  -----------
    $200,000      $    57,407  $    71,759  $    86,111  $   100,463
     300,000           87,407      109,259      131,111      152,963
     400,000          117,407      146,759      176,111      205,463
     500,000          147,407      184,259      221,111      257,963
     600,000          177,407      221,759      266,111      310,463
     700,000          207,407      259,259      311,111      362,963
     800,000          237,407      296,759      356,111      415,463
     900,000          267,407      334,259      401,111      467,963

------------------------
(1) Represents the highest average annual earnings during five consecutive calendar years of service.

    The Company has a defined benefit retirement plan (the "Retirement Plan"). The table above shows the estimated annual benefits payable on retirement under the Retirement Plan to persons in the specified compensation and years of service classifications. The retirement benefits shown are based upon retirement at age 65 and the payments of a single-life annuity to the employee using current average Social Security wage base amounts and are not subject to any deduction for Social Security or other offset amounts. With certain exceptions, the Internal Revenue Code restricts to an aggregate amount of $120,000 (subject to cost of living adjustments) the annual pension that may be paid by an employer from a plan which is qualified under the Code. The Code also limits the covered compensation which may be used to determine benefits to $150,000 beginning in 1994. The Board of Directors has established supplemental benefits for certain highly compensated employees to whom this limit applies, or will apply in the future, so that these employees will obtain the benefit of the formula that would have applied in the absence of the limitation. Executive officers entitled to receive supplemental benefits as of August 31, 1995 were Messrs. Hamachek, Olsen, Reed, Cook and Widmaier.

    Compensation of executive officers covered by the Retirement Plan includes salaries and bonuses as shown in the Salary and Bonus columns of the Summary Compensation Table. Compensation of all other employees covered by the Retirement Plan includes salaries, commissions and bonuses. All regular, full-time employees not members of a collective bargaining unit (except for bargaining units participating in all PENWEST benefits) are eligible to participate in the Retirement Plan.

    As of August 31, 1995, the approximate years of credited service (rounded to the nearest year) under the Retirement Plan of the named executive officers were: Mr. Hamachek, 12; Mr. Reed, 10; Mr. Olsen, 21; Mr. Cook, 14; and Dr. Widmaier, 13.

                   COMPENSATION AND BENEFITS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation and Benefits Committee of PENWEST'S Board of Directors (the "Committee") is comprised of non-employee, outside directors. The Committee is broadly charged by the Board of Directors with the following responsibilities:

    - Establishing compensation and incentive programs that are directly tied to the long-term financial performance of PENWEST, specifically, return on operating capital and/or return on net assets.

    - Encouraging   meaningful  levels  of  PENWEST   stock  ownership  for  key
      personnel.

    - Directing and monitoring retirement programs for all PENWEST employees.

    Following review and approval by the Committee, issues pertaining to executive compensation are submitted to the full Board of Directors for approval or ratification.

    Since its spin-off from Univar in 1984, PENWEST has maintained the philosophy that compensation of its executive officers should be directly and materially linked to the long-term results shareholders receive.

    The executive compensation program consists of base salary, the Management Incentive Compensation Program (MICP) based on return on operating capital exceeding PENWEST's cost of capital, and stock-based incentive programs. PENWEST also contributes to savings and retirement programs.

    BASE SALARY

    The Committee uses outside consultants to identify competitive salary grades and ranges. The Committee directs the outside firm to consider similar sized companies (based on market capitalization), geographic factors, similar market-related companies, and growth profiles of other companies. These competitive standards are reviewed every eighteen months and are targeted towards the 50th percentile of the companies surveyed. In addition, an executive officer's performance and potential, as well as changes in duties and responsibilities, are factors that may be considered in adjusting base salaries.

    MANAGEMENT INCENTIVE COMPENSATION PROGRAM (MICP)

    This program  is an  annual  cash payout  dependent on  achieving  long-term return on operating capital targets, as well as certain qualitative measurements. PENWEST's Board of Directors believes strongly that long-term returns on capital translate most directly into increasing the long-term value of PENWEST stock. Return on operating capital targets are set by a formula which requires above-market returns on operating capital based on risk adjusted market rates of return. There is a high entry point for payout under the MICP. For example, no payouts are made under the MICP unless 85% of return on capital targets is made. Individual MICP awards are determined by salary grade and are subject to an adjustment based on judgments of individual performance. The highest individual target payout is 65% of an individual's base salary, and the lowest individual target payout is 20%. Payouts can exceed targets when operating capital targets are exceeded.

    STOCK BASED INCENTIVE PROGRAMS

    The Board of Directors strongly encourages all executive officers of PENWEST to build a significant ownership position, over time, in PENWEST common stock. PENWEST has used stock-based incentive programs since its spin-off in 1984 to support this ownership objective. All stock options to executive officers have been granted at market price. Options under the stock-based incentive programs consist of performance shares requiring achievement of return on capital targets, incentive stock options, and five-year and ten-year long-term non-qualified stock options. All executive officers of PENWEST have a significant position in PENWEST stock relative to their net worth.

    The amount of stock option shares granted under any given program is calculated based on a potential long-term total return to shareholders versus the potential long-term return to the option holder for performance in increasing the value of PENWEST stock. Factors such as dilution of existing shareholders and existing open market stock buyback programs are taken into account.

    SUPPLEMENTAL BENEFIT PLANS

    Supplemental Benefit Plans for executive officers and other key personnel include a supplemental retirement plan, deferred compensation plan, and survivor benefit life and disability plan. These plans are designed to be competitive with other plans for comparably sized companies and to attract and retain highly qualified management.

    CEO COMPENSATION

    As discussed above, PENWEST's executive cash compensation program includes a base salary and a Company performance-based Management Incentive Compensation Program (MICP). Mr. Hamachek participates in the same MICP applicable to the other named executive officers. The Committee's objective is to correlate Mr. Hamachek's MICP remuneration with the performance of PENWEST. Mr. Hamachek's entire performance related pay for fiscal years 1995, 1994 and 1993 was paid under the MICP and was based on the fact that PENWEST's return on operating capital exceeded its risk adjusted cost of capital in each of those years. Historically, Mr. Hamachek's base salary has been reviewed every eighteen months. Effective February 1, 1994, the Board approved an increase in Mr. Hamachek's annual base salary of $21,000 (4.8%), applicable to the following 18 month period. The Board considered this increase to be appropriate to maintain market competitiveness of his base salary.

                                          Harry Mullikin, Chairperson
                                          Paul H. Hatfield
                                          William G. Parzybok, Jr.
                                          James H. Wiborg

                               PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total shareholder return on its common stock for a five year period (August 31, 1990 to August 31, 1995) with the cumulative total return of the Nasdaq Market Index and all companies traded on Nasdaq with a market capitalization of $100 - $200 million, excluding financial institutions. The graph assumes that $100 was invested on August 31, 1990 in the Company's common stock and in the stated indices. The comparison assumes that all dividends are reinvested.

    Management does not believe there is either a published index, or a group of companies whose overall business is sufficiently similar to the business of PENWEST, to allow a meaningful benchmark against which the Company can be compared. The Company operates in three distinct market lines making overall comparisons to one of these markets misleading to the Company as a whole. For these reasons, the Company has elected to use companies traded on Nasdaq with a similar market capitalization as a peer group.

       COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG PENWEST, LTD.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           PENWEST, LTD.  PEER GROUP INDEX    NASDAQ MARKET INDEX
1990              100.00             100.00                  100.00
1991              110.00             112.20                  113.67
1992              106.50             118.38                  115.60
1993               84.60             136.24                  150.49
1994              110.44             150.05                  164.43
1995              117.19             156.93                  195.65

2.  APPROVAL OF PENWEST, LTD. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

BACKGROUND

    On August 14, 1995, the Board of Directors adopted the PENWEST, LTD. Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), subject to the approval of the shareholders. A copy of the Directors' Plan is attached as Exhibit A.

DESCRIPTION OF THE DIRECTORS' PLAN

    The purpose of the Directors' Plan is to promote the interests of PENWEST and its shareholders by encouraging non-employee directors to have a direct and personal stake in the performance of the Company's common stock.

    The Directors' Plan provides that on September 1, 1995, and on each September 1 thereafter during the term of the plan, each non-employee director will automatically be granted a stock option to purchase the number of shares of the Company's common stock equal to $10,000 divided by 25% of the fair market value of a share of such common stock on such September 1. The exercise price for these annual stock options is 75% of the fair market value of PENWEST common stock on the date of grant. Accordingly, on September 1, 1995, each non-employee director other than a director who was scheduled to retire in October 1995 (eight persons) was granted an option to purchase 1,600 shares of common stock based on a fair market value of $25.00 for such a share on that date, subject to shareholder approval. As of such date, the value (determined by subtracting the exercise price from the fair market value of the stock) of this option to each such director was $10,000. If a non-employee director will not serve during the full fiscal year due to retirement, then the director will receive a pro rata award based upon the number of months of service during that year. Accordingly, on September 1, 1995, the non-employee director who was scheduled to retire in October 1995 was granted an option to purchase 267 shares, subject to shareholder approval. As of such date, the value of this option to such director was $1,669.

    The Directors' Plan also provides that each non-employee director may elect to receive during any fiscal year, commencing September 1, 1995, a stock option in lieu of director cash compensation during that year. Grants of these options, if so elected, occur on September 1, December 1, March 1 and June 1 during the fiscal year. The number of shares subject to each option is equal to the amount of compensation (retainer, meeting and committee fees) payable to the non-employee director as of those quarterly dates divided by 25% of the fair market value of a share of PENWEST common stock on the grant date. The deferral election must be made not later than ten days prior to the first day of the fiscal year and is irrevocable. The exercise price for these deferred compensation options is 75% of the fair market value of PENWEST common stock on the date of grant. For fiscal year 1996, eight non-employee directors elected to receive stock options in lieu of director cash compensation and on September 1, 1995 were granted options to purchase an aggregate of 4,560 shares of common stock and on December 1, 1995 were granted options to purchase an aggregate of 9,115 shares, subject to shareholder approval.

    Unless an option granted under the Directors' Plan is terminated or its exercisability is accelerated in accordance with the plan upon the occurrence of certain events (including a change of control), the option is exercisable six months after its grant date. All options terminate at the earlier of ten years after the date of grant or three years after the date the non-employee director ceases to be a member of the Board.

    The aggregate number of shares subject to options under the Directors' Plan is 500,000.

    The options are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

    On November 28, 1995, the closing price of the Company's common stock was $26.00.

FEDERAL INCOME TAX CONSEQUENCES

    A non-employee director will not recognize taxable income upon the grant of an option under the Directors' Plan. Upon exercise of the option, the non-employee director will recognize ordinary income and the Company will be entitled to a tax deduction in an amount equal to the amount by which the fair market value of the stock on the date of exercise exceeds the option exercise price. Because the options have an exercise price that is less than the fair market value of the Company's common stock on the grant date, a charge to the Company's earnings will be made in the accounting period of the grant of the option in an amount equal to the difference between the fair market value of the Company's common stock on the grant date and the option exercise price.

    Any ordinary income recognized by the non-employee director upon exercise of an option will increase such director's tax basis in the shares received. Upon a subsequent sale of such shares, the non-employee director will recognize capital gain or loss to the extent of the difference between the selling price of such shares and the director's tax basis in such shares.

    Approval of the Directors' Plan will require the affirmative vote of the holders of a majority of the shares of common stock of the Company represented in person or by proxy at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PENWEST, LTD. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

3.  APPROVAL OF AMENDMENT TO PENWEST, LTD. 1994 STOCK OPTION PLAN

BACKGROUND

    On October 26, 1994, the Board of Directors adopted the PENWEST, LTD. 1994 Stock Option Plan (the 1994 "Plan"), subject to the approval of the shareholders. On January 24, 1995, the shareholders approved the 1994 Plan. The 1994 Plan replaced the PENWEST, LTD. 1984 Stock Option Plan, which expired in February 1994.

AMENDMENT

    Subject to shareholder approval, the Board of Directors has approved an amendment to the 1994 Plan that would extend the expiration date of an option granted under the plan from three months after voluntary or involuntary termination of the optionee's employment (other than as a result of certain misconduct) to twelve months.

DESCRIPTION OF THE 1994 PLAN

    Under the 1994 Plan, options to purchase up to 500,000 shares of common stock of the Company may be granted to key employees of the Company and its subsidiaries. Employees may receive either incentive stock options or non-qualified stock options. The maximum number of shares for which grants of options may be made to any employee is 100,000.

    The Compensation and Benefits Committee of the Board of Directors administers the 1994 Plan. The Compensation and Benefits Committee determines which employees will be granted options, the number of shares subject to each option, the type of options granted, the option exercise price and any other terms consistent with the terms of the 1994 Plan. As of August 31, 1995, approximately 25 employees were eligible to receive options granted under the 1994 Plan. The 1994 Plan may be amended by the Board of Directors, however, no outstanding options may be modified nor may other material changes be effected, such as increasing the number of shares as to which options may be granted, without shareholder approval.

    The option exercise price must be not less than the fair market value of the common stock on the date of grant. In the case of any holder of 10% or more of the voting power of the Company, the exercise price of an incentive stock option must be at least 110% of the fair market value of the common stock on the date of grant.

    The Compensation and Benefits Committee establishes the time or times at which options may be exercised. The aggregate fair market value of shares with respect to which incentive stock options are exercisable by an optionee during any year shall not exceed $100,000 (measured at the time of the option grant).

    Options expire at the earliest of (i) the date specified in the option; (ii) three months after termination of employment (although the proposed amendment, if approved by the shareholders, would extend this period to twelve months);
(iii) the date of termination of employment for certain misconduct; (iv) twelve months after death or disability; or (v) the date the Compensation and Benefits Committee may specify in the event of a merger, consolidation, reorganization, tender offer, takeover bid, sale of assets or dissolution.

    The Compensation and Benefits Committee may accelerate the vesting of options if a merger, consolidation, reorganization, tender offer, takeover bid, sale of assets or dissolution occurs. Options will automatically vest upon an optionee's death, disability or retirement in certain instances.

    No incentive stock option may be granted after October 26, 2004, or have a term of more than ten years.

    No optionee, as such, will have any rights as a stockholder of PENWEST except with respect to shares of common stock received on the exercise of an option. The options are not transferable or assignable except by will or the laws of descent and distribution.

    On November 28, 1995, the closing market price of the Company's common stock was $26.00.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a general summary of the current federal income tax consequences to participants in the 1994 Plan. The summary does not discuss all aspects of federal income taxation that may be relevant to a participant in the light of such participant's personal investment circumstances, nor does it describe state or other tax consequences.

    INCENTIVE STOCK OPTION ("ISO"). There is no taxable income to an optionee when an ISO is granted or when that option is exercised. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. If the shares are disposed of before the expiration of these one-year or two-year periods, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates; the balance of the gain, if any, will be taxed as capital gain. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

    NON-QUALIFIED STOCK OPTION ("NSO"). The recipient of NSOs granted under the 1994 Plan will not recognize taxable income upon the grant of the option, nor will the Company be entitled to any tax deduction. Generally, upon exercise of a NSO, the optionee will recognize ordinary income and the Company will be entitled to a tax deduction in an amount equal to the amount by which the fair market value of the stock at the date of exercise exceeds the option exercise price. The Company will be required to withhold taxes on ordinary income recognized by an optionee upon the exercise of a NSO. Any ordinary income recognized by an optionee upon exercise of a NSO will increase the optionee's tax basis in the shares received. Upon a subsequent sale of such shares, the optionee will recognize capital gain or loss to the extent of the difference between the selling price of such shares and the optionee's tax basis in such shares.

    Approval of the amendment to the 1994 Plan will require the affirmative vote of the holders of a majority of the shares of common stock of the Company represented in person or by proxy at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PENWEST, LTD. 1994 STOCK OPTION PLAN.

4.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors requests that the shareholders ratify its selection of Ernst & Young LLP, Certified Public Accountants, as independent auditors for the Company for the current fiscal year. If the shareholders do not ratify the selection of Ernst & Young LLP, another firm of certified public accountants will be selected as independent auditors by the Board.

    Representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 1996.

                         CHANGE-OF-CONTROL ARRANGEMENTS

    The Company has change-of-control agreements with the following executive officers: Messrs. Hamachek, Cook and Reed, Dr. Widmaier, Robert G. Schmelzer, John V. Talley, Gregory C. Horn and Frank C. Rydzewski. Each agreement provides that the executive will receive compensation for 30 months if his employment is terminated by the Company for any reason other than gross misconduct, death, disability or reaching age 65, or if he terminates his employment following (i) the assignment to him of responsibilities or title materially less than his responsibilities and title prior to a change of control, (ii) the reduction in the aggregate of his salary and bonus or (iii) a material breach by the Company of the agreement, provided such termination occurs within 24 months after certain defined events which might lead to a change in control of the Company. The compensation will be paid at a rate equal to the executive's then current salary and target bonus. The compensation is subject to a minimum annual rate of not less than the executive's average compensation for the preceding three calendar years and is subject to reduction if the aggregate present value of all payments would equal or exceed three times the executive's "annualized includable compensation," as defined in Section 280G of the Internal Revenue Code, for the executive's most recent five taxable years. The executive also will continue to have "employee" status for the 30-month period and will retain most employee benefits during this period. The amount to be paid is reduced by amounts received by the executive from other employers during the 30-month period.

    The estimated aggregate amounts presently payable in the event of a change in control (assuming each executive receives payments for the maximum 30-month period) would be: Mr. Hamachek, $1,574,918; Mr. Cook, $573,438; Mr. Reed, $917,265; Dr. Widmaier, $529,018; Mr. Schmelzer, $385,000; Mr. Talley, $580,583;
Mr. Horn, $429,465; and Mr. Rydzewski, $556,828. This does not include the value of employee benefits that might be payable to the executive during the 30-month period. The value of these benefits cannot be calculated at this time. Continuation of these benefits would include participation in the Company's health and welfare plans and policies, continued vesting of stock options, and continuation of years of service for pension and other retirement plan benefit computation purposes.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Secretary of the Company at its executive offices no later than August 14, 1996, to be included in the Company's proxy statement and form of proxy relating to that meeting.

                            SOLICITATION OF PROXIES

    The proxy accompanying this proxy statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and other employees of the Company, none of whom will receive any additional compensation for their services. Employees of Corporate Communications, Inc., which is retained on an annual basis as the Company's investor relations consultant, also may solicit proxies as a part of its services under the annual retainer arrangement. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of soliciting proxies will be paid by the Company.

                                 OTHER MATTERS

    The Company is not aware of any other business to be acted upon at the meeting. If other business requiring a vote of the shareholders should come before the meeting, the holders of the proxies will vote in accordance with their best judgment.

DECEMBER 12, 1995

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1995, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO: JENNIFER L. GOOD, CORPORATE CONTROLLER, PENWEST, LTD., POST OFFICE BOX 1688, BELLEVUE, WASHINGTON 98009-1688.

                                                                       EXHIBIT A

                                 PENWEST, LTD.
                               STOCK OPTION PLAN
                                      FOR
                             NON-EMPLOYEE DIRECTORS

1.  PURPOSE.

    The purpose of the PENWEST, LTD. Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of PENWEST, LTD. (the "Corporation") and its shareholders by encouraging Non-Employee Directors of the Corporation to have a direct and personal stake in the performance of the Corporation's Common Stock.

2.  DEFINITIONS.

    Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

    "Annual Option" means a stock option granted under Section 7.

    "Board of Directors" or "Board" means the Board of Directors of the Corporation.

    "Business Day" means any day except Saturday, Sunday or a legal holiday in the State of Washington.

    "Change in Control" means (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Corporation) for all or part of the Common Stock or any securities convertible into Common Stock, (ii) the receipt by the Corporation of a
    Schedule 13D or other advice indicating that a person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Common Stock, (iii) the date of approval by the shareholders of the Corporation of an agreement providing for any consolidation or merger of the Corporation in which the Corporation will not be the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of approval by the shareholders of the Corporation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation, (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Corporation or (vi) the date upon which the individuals who constitute the Board of Directors as of September 1, 1995 (the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Corporation's shareholders, was approved by at least two-thirds of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Committee" means the Compensation Committee of the Board of Directors.

    "Common Stock" means the common stock of PENWEST, LTD.

    "Compensation" means for any Plan Year all retainer, meeting and committee fees payable to a Non-Employee Director for service on the Board of Directors and any board of directors of the Corporation's Subsidiaries (a "Subsidiary Board").

    "Deferral  Election"  means an  election  by a  Non-Employee  Director under
    Section 8 to receive Deferred Compensation Options in lieu of all of such Director's Compensation.

    "Deferred Compensation Option" means a stock option granted in connection with a Deferral Election under Section 8.

    "Disability," as applied to a Grantee, has the meaning set forth in Section 22(e)(3) of the Code.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair  Market Value" of a share of Common Stock on any particular date means
    (i) if the Common Stock is traded on the NASDAQ National Market System, the last sales price of a share of Common Stock on such system as reported for that date by NASDAQ, and if no such sales are reported for such date, the last sales price as reported by NASDAQ for the next preceding date on which the sale of a share of Common Stock took place, or (ii) if the Common Stock is traded on a national exchange, the closing price of a share of Common
    Stock on such exchange as reported for that date by the principal consolidated transaction reporting system for such exchange, and if no such sales are reported for such date, the closing price as reported by such system for the next preceding date on which the sale of a share of Common Stock took place.

    "Grant Date," as used with respect to an Option, means the date on which such Option is granted pursuant to the Plan.

    "Grantee" means the Non-Employee Director to whom an Option is granted pursuant to the Plan.

    "Non-Employee Director" means a member of the Board of Directors who is not an employee of the Corporation or any Subsidiary.

    "Option" means an Annual Option or a Deferred Compensation Option granted pursuant to the Plan to purchase shares of Common Stock which shall be a non-qualified stock option not intended to qualify as an incentive stock option under Section 422 of the Code. Reference to "Options" shall include Annual Options and Deferred Compensation Options.

    "Payment Date" means September 1, December 1, March 1, and June 1 in a Plan Year.

    "Plan" means the PENWEST, LTD. Stock Option Plan for Non-Employee Directors as set forth herein and as amended from time to time.

    "Plan Year" means each fiscal year beginning on September 1 and ending on August 31, commencing with the fiscal year beginning on September 1, 1995.

    "Retirement," as applied to a Non-Employee Director, means when such Director ceases to serve as a member of the Board because of failure to meet the eligibility requirements set forth in the Corporation's bylaws.

    "Subsidiary" means a "subsidiary corporation" of the Corporation as defined in Section 425(f) of the Code.

3.  ADMINISTRATION.

    The Plan shall be administered by the Committee. The Committee shall have full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final and binding on all parties.

4.  ELIGIBILITY.

    The persons eligible to receive Options under the Plan are the Non-Employee Directors.

5.  EFFECTIVE DATE OF THE PLAN AND TERM OF OPTION PERIOD.

    The Plan shall become effective upon its adoption by the Board of Directors, provided, that if the Plan is not approved by the Corporation's shareholders within 12 months of its adoption by the Board, then the Plan and all awards under the Plan shall be void from inception. The term during which awards may be granted under the Plan shall expire on the tenth anniversary of the adoption of the Plan by the Board of Directors. The period during which an Option granted under the Plan may be exercised shall expire on the earlier of the tenth anniversary of the Grant Date of such Option or the third anniversary of the date the Grantee ceases to be a member of the Board.

6.  SHARES SUBJECT TO THE PLAN.

    The shares of Common Stock that may be delivered upon the exercise of Options under the Plan shall be shares of the Corporation's authorized Common Stock and may be unissued shares or treasury shares. Subject to adjustment as provided in Section 14, the aggregate number of shares subject to Option grants under the Plan is 500,000 shares of Common Stock. If any shares are subject to an Option which expires or terminates during the term of the Plan prior to the issuance of such shares, such shares shall be available for issuance under the Plan.

7.  ANNUAL OPTIONS.

    (a) GRANT OF ANNUAL OPTIONS. Commencing on September 1, 1995 and on each September 1 thereafter during the term of the Plan, each Non-Employee Director of the Corporation shall automatically be granted a stock option to purchase the number of shares of Common Stock (rounded to the nearest share) determined by dividing (i) $10,000 by (ii) 25% of the Fair Market Value of a share of Common Stock on such September 1, upon the terms and conditions specified in the Plan. If a Non-Employee Director will not serve during the full Plan Year due to Retirement, then such Director shall receive a pro rata award of such shares for such year based on the number of full months of service of such Director during such year.

    (b)  TERMS OF ANNUAL OPTIONS.   Each Annual Option shall have the  following
terms and conditions:

    (i) PRICE. The exercise price per share of each Annual Option shall equal 75% of the Fair Market Value of a share of Common Stock on the Grant Date;

    (ii) TERM. The term of each Annual Option shall expire on the earlier of the tenth anniversary of its Grant Date or the third anniversary of the date the Grantee ceases to be a member of the Board;

   (iii) TIME OF EXERCISE. Unless an Annual Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each Annual Option shall be exercisable in full following six months from its Grant Date;

   (iv) ACCELERATION OF EXERCISABILITY. Notwithstanding the schedule provided in subparagraph (iii), an Annual Option shall become fully exercisable upon the Grantee's death or withdrawal from the Board of Directors by reason of Disability or Retirement or upon a Change in Control; and

    (v) OPTION AGREEMENT. Each Annual Option shall be evidenced by an option agreement duly executed on behalf of the Corporation.

8.  DEFERRED COMPENSATION OPTIONS.

    (a) GRANT OF DEFERRED COMPENSATION OPTIONS. On each Payment Date in a Plan Year, each Non-Employee Director who has made a Deferral Election pursuant to paragraph (c) for such Plan Year automatically shall be granted a Deferred Compensation Option to purchase the number of shares of Common Stock (rounded to the nearest share) determined by dividing (i) the amount of Compensation payable to such Non-Employee Director as of such Payment Date divided by (ii) 25% of the Fair Market Value of a share of Common Stock on such Payment Date.

    (b)   TERMS  OF DEFERRED COMPENSATION  OPTIONS.   Each Deferred Compensation
Option shall have the following terms and conditions:

    (i) PRICE. The exercise price per share of each Deferred Compensation Option shall equal 75% of the Fair Market Value of a share of Common Stock on the Grant Date;

    (ii) TERM. The term of each Deferred Compensation Option shall expire on the earlier of the tenth anniversary of its Grant Date or the third anniversary of the date the Grantee ceases to be a member of the Board;

   (iii) TIME OF EXERCISE. Unless a Deferred Compensation Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each Deferred Compensation Option shall be exercisable in full following six months from its Grant Date;

   (iv) ACCELERATION OF EXERCISABILITY. Notwithstanding the schedule provided in subparagraph (iii), a Deferred Compensation Option shall become fully exercisable upon the Grantee's death or withdrawal from the Board by reason of Disability or Retirement or upon a Change in Control; and

    (v) OPTION AGREEMENT. Each Deferred Compensation Option shall be evidenced by an option agreement duly executed on behalf of the Corporation.

    (c) DEFERRAL ELECTIONS. Each Non-Employee Director may elect to receive Deferred Compensation Options in lieu of all of such Non-Employee Director's Compensation during a Plan Year. Each Deferral Election shall be in the form of a written notice and shall set forth the Non-Employee Director's election to receive Deferred Compensation Options during the Plan Year. Each Deferral Election shall specify the Plan Year covered by the Deferral Election, must be made not later than 10 days prior to the first day of such Plan Year covered by the Deferral Election and shall be irrevocable.

9.  EXERCISE OF OPTIONS.

    (a) Each Option granted shall be exercisable in whole or in part at any time, or from time to time, during the Option term as specified in the Plan. The election to exercise an Option shall be made in accordance with Federal laws and regulations. Each Option may be exercised by delivery of a written notice to the Corporation stating the number of shares to be exercised and accompanied by the payment of the Option exercise price therefor in accordance with this Section. The Grantee shall furnish the Corporation, prior to the delivery of any shares upon the exercise of an Option, with such other documents and representations as the Corporation may require, to assure compliance with laws and regulations.

    (b) No shares shall be delivered pursuant to the exercise of any Option until qualified for delivery under securities laws and regulations and until payment of the Option price is received by the Corporation in cash, by check or in shares of Common Stock as provided in Section 10.

10.  STOCK AS FORM OF EXERCISE PAYMENT.

    A Grantee who owns shares of Common Stock may elect to use previously acquired shares, valued at the Fair Market Value on the last Business Day preceding the date of delivery of such shares, to pay all or part of the exercise price of an Option, provided, however, that such form of payment shall not be permitted unless the shares delivered have been held by the Grantee for at least six months.

11.  WITHHOLDING TAXES FOR AWARDS.

    Each Grantee exercising an Option as a condition to such exercise shall pay to the Corporation the amount, if any, required to be withheld from distributions resulting from such exercise under federal and state income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from the award is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Grantee may satisfy this requirement by remitting to the Corporation in cash or by check the amount of such Withholding Taxes or a number of previously owned shares of Common Stock having an aggregate Fair Market Value as of the last Business Day preceding the Tax Date equal to the amount of such Withholding Taxes.

12.  TRANSFER OF AWARDS.

    Options granted under the Plan may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code.

13.  CHANGES IN COMMON STOCK.

    In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number, kind, option price and other terms of shares subject to Options granted under the Plan, including appropriate adjustment in the maximum number of shares referred to in Section 6, as may be determined by the Committee.

14.  REGULATORY COMPLIANCE.

    The Corporation will not be obligated to issue shares of Common Stock upon the exercise of any Option granted under the Plan if counsel to the Corporation determines that such issuance would violate any law or regulation of any governmental authority.

15.  NO RIGHTS AS SHAREHOLDERS.

    No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purpose of the Plan or subject to any award until such person shall have become a holder of record of such shares.

16.  BOARD MEMBERSHIP.

    Nothing in the Plan or in any Option shall confer upon any Grantee any right to continue as a director of the Corporation.

17.  AMENDMENT AND DISCONTINUANCE.

    Subject to the limitation that the provisions of the Plan shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder, the Board of Directors may amend, suspend, or discontinue the Plan, but may not, without the approval of a majority of the holders of the Common Stock, make any amendment which would (a) materially increase the benefits accruing to Grantees under the Plan, (b) materially increase the number of shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan.

18.  COMPLIANCE WITH RULE 16b-3.

    The Plan and all awards under the Plan are intended to satisfy the conditions of Rule 16b-3 of the Securities and Exchange Commission, and all provisions of the Plan shall be construed so as to effectuate that intent. If any provision of the Plan is found not to comply with Rule 16b-3, then such provision shall be deemed to be of no force and effect.

    Adopted by the Board of Directors on August 18, 1995, subject to approval of the Corporation's shareholders.

PROXY

                                      PROXY
                    FOR ANNUAL MEETING OF THE SHAREHOLDERS OF
                                  PENWEST, LTD.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS.

     The undersigned hereby appoints Tod R. Hamachek and Jennifer L. Good, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 23, 1996 and at any adjournment thereof.


                (Continued and to be signed on the reverse side)

I plan to attend
the meeting.
/ /

1.   Election of Directors.

Richard E. Engebrecht, William G. Parzybok, Jr., William K. Street
Except vote withheld from following nominee(s) listed
in space at right:
                  -------------------------------------------------------------

FOR             NOT FOR

/ /               / /

2.   Approval of PENWEST, LTD.  Stock Option Plan for Non-Employee Directors.
FOR  AGAINST   ABSTAIN

/ /    / /       / /

3.   Approval of an amendment to PENWEST, LTD. 1994 Stock Option Plan.
FOR  AGAINST   ABSTAIN

/ /    / /       / /

4. Ratification of selection of Ernst & Young LLP as independent auditors of the Company.
FOR  AGAINST   ABSTAIN

/ /    / /       / /

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

IMPORTANT -- PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Signature

Dated                                                                , 1995/1996
     ----------------------------------------------------------------

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES